UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 13, 2005

Gables Realty Limited Partnership

(Exact name of registrant as specified in charter)

Delaware	000-22683	58-2077966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton,  FL 33431
(Address of Principal Executive Offices)  (Zip Code)

(561) 997-9700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ⁪     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ⁪     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ⁪     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ⁪     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Effective January 13, 2005, the Senior Executive Severance Agreement between Gables Residential Trust (the "Company") and Dawn H. Severt, Senior Vice President and Chief Accounting Officer, was modified such that the Special Termination Payments in Section 4(a) will be at a rate of three (3) times versus two (2) times, consistent with similar agreements currently in effect with other senior executives.  All other terms and conditions of the agreement remain the same.

        The Company is an 87.8% economic owner of the common equity of Gables Realty Limited Partnership as of December 31, 2004.  Gables GP, Inc., the general partner of Gables Realty Limited Partnership, is a wholly-owned subsidiary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            GABLES REALTY LIMITED PARTNERSHIP
                                                                        By:  Gables GP, Inc.
                                                                        Its:   General Partner

Date:  January 18, 2005                   By:    /s/ Marvin R. Banks, Jr.
                                                                        Marvin R. Banks, Jr.
                                                                        Senior Vice President and Chief Financial Officer